UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Three New Directors

On February 3, 2021, Windtree Therapeutics, Inc. (the “Company”) announced the appointments of Dr. Robert Scott, Ms. Leslie Williams, and Dr. Evan Loh to its board of directors (the “Board”). The appointments resulted from a board composition analysis conducted by the Board, which took into consideration the changing needs of the Company. In connection with the appointments, Mr. John Leone, Mr. Joseph Mahady, and Dr. Brian Schreiber announced their retirement from the Board. Following the changes, the Board will continue to be comprised of seven directors.

Dr. Robert Scott

Robert Scott, M.D. (67) joins the Board and will serve as a member of the compensation committee and nomination and governance committee. Dr. Scott has held leadership positions for over 30 years in the world’s leading biopharma companies, including J&J, Pfizer, Amgen and AbbVie. During that time, he has led development teams responsible for highly successful brands such as Norvasc®, Lipitor®, Repatha®, Humira®, Skyrizi® and Rinvoq™. Prior to his recent retirement as Chief Medical Officer and Head of Development for AbbVie, Dr. Scott was responsible for a team of over 4,000 individuals across 52 countries, a budget of nearly US$3 billion and programs involving more than 40 new molecular entities. Prior to joining AbbVie, Dr. Scott served as Vice President of Global Development for Amgen from 2010 and 2016, where he conducted, among other programs, heart failure development. From 2002 until 2007, he was the Chief Medical Officer and Executive Vice President of Research and Development at AtheroGenics. While there he designed and implemented the first large cardiovascular outcomes study to be wholly performed by a small biotech. Dr. Scott also worked for Pfizer, one of the world’s premier biopharmaceutical companies, from 1992 to 2002. While there, he was intimately involved in many cardiovascular clinical trials. He also was integral in developing the cholesterol drug Lipitor® and Norvasc®, a drug used to treat high blood pressure. Dr. Scott has served on many committees and boards, including as a member of the FDA Cardiac and Renal Drug Advisory Committee from 2012 until 2016, the board of Transcelerate, and as a member of the PhRMA Research and Development Leadership Forum. Dr. Scott currently serves as a director for ArisGlobal, Confo Therapeutics and Draupnir Bio, where he also sits on the remuneration committee. Dr. Scott received his BSc in Microbiology and Biochemistry and MbChB in Medicine from the University of Cape Town.

Ms. Leslie J. Williams

Leslie J. Williams (61) joins the Board and will serve as a member of the audit committee and chair of the nomination and governance committee. Ms. Leslie Williams is a 25-year biopharmaceutical veteran and is an experienced biotech CEO and board of directors’ member. She has experience in healthcare, management, commercial product development and marketing. In 2010 she founded ImmusanT, Inc. and served as Director, President & CEO of ImmusanT until 2019. Prior to that she was President & CEO of Ventaira Pharmaceuticals and under her leadership the company became a significant player in the pulmonary drug-delivery market until it was sold at the end of 2007. Prior to Ventaira, Ms. Williams was director of marketing for INO Therapeutics, Inc. and additional experience includes commercial positions at Merck and GSK, and drug-delivery and -monitoring experience at Datex-Ohmeda (formerly Ohmeda, Inc.). She was a venture partner at Battelle Ventures where she sourced and evaluated deals and assisted early-stage technology companies with strategy, management, business development and M&A. She has served on several private, public and non-profit boards. She is currently an operating partner at Accelerator Life Science Partners and serves on the Board of Ocular Therapeutix (OCUL) and on the Editorial Advisory Board of Life Science Leader. Ms. Williams holds an MBA from Washington University, John Olin School of Business, and a B.S. degree with honors in nursing from the University of Iowa. Before entering industry, she was a critical-care nurse at Duke University, Medical College of Virginia and at the University of Iowa.

Dr. Evan Loh

Evan Loh, M.D. (61) joins the Board and will serve as a member of the audit committee and chair of the compensation committee. Dr. Evan Loh has over 20 years of experience as a senior executive in the pharmaceutical industry, currently serving as Chief Executive Officer of Paratek Pharmaceuticals, Inc. since June 2019 and previously as Chief Operating Officer from January 2017 and as President, Chief Medical Officer and a member of the Board of Directors since June 2014. Prior to Paratek’s merger with Transcept Pharmaceuticals, Dr. Loh was Chief Medical Officer and Chairman of the Board of Directors of Paratek from June 2012 to June 2014. Prior to joining Paratek, Dr. Loh held multiple senior leadership roles at Pfizer and Wyeth, where he led the successful global registration programs for Torisel® and Tygacil®. Dr. Loh currently serves on the Board of Directors of Eiger Biopharmaceuticals, Inc. and as immediate past-Chairman of the Antimicrobials Working Group. He was a Director at Nivalis Therapeutics from 2012 until the completion of its merger with Alpine Immune Sciences in 2017. Earlier in his career, Dr. Loh served as a faculty member at both Harvard Medical School and the University of Pennsylvania School of Medicine as a cardiologist. Dr. Loh received his A.B. from Harvard College and his M.D. from Harvard Medical School.

Each director will continue to serve as a member of the Board until the earlier of (a) the Company’s 2021 annual meeting of stockholders or (b) his or her death, resignation, or removal. No family relationships exist between the three new directors and any of the Company’s directors or other executive officers. There are no arrangements or understandings between the new directors and any other person pursuant to which they were selected as directors, nor are there any transactions to which the Company is or was a participant and in which the directors had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K All three directors are independent as defined under Nasdaq Listing Rules and will be compensated in accordance with the Company’s non-employee director compensation policy.

Pursuant to the policy, the directors were each granted an option to purchase 30,000 shares of the Company’s common stock in connection with joining the Board. The option will have an exercise price of $5.50 (the closing price of the Company’s common stock on February 3, 2021) and will vest in three equal annual installments beginning on the first anniversary of the grant date. The directors will also be eligible to receive an annual equity grant of an option to purchase 15,000 shares of the Company’s common stock, granted at the time of the Company’s annual stockholders meeting. In addition, each of the directors are eligible to receive $10,000 per quarter for service on the Board and additional cash compensation for participation on the Board’s subcommittees as follows: (i) Dr. Scott shall be eligible to receive $1,250 per quarter as a member of the compensation committee and $1,000 per quarter as a member of the nomination and governance committee (ii) Ms. Williams shall be eligible to receive $1,875 per quarter as chair of the nomination and governance committee and $1,750 per quarter to a member of the audit committee, and (iii) Dr. Loh shall be eligible to receive $2,500 per quarter as chair of the compensation committee and $1,750 per quarter to a member of the audit committee.

Retirement of Directors

On February 3, 2021, Mr. John Leone, Mr. Joseph Mahady and Dr. Brian Schreiber retired as directors on the Company’s Board. Their decision to retire was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 9, 2021	WINDTREE THERAPEUTICS, INC.

	By:	/s/ Craig E. Fraser
Craig E. Fraser
President and Chief Executive Officer